UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 8, 2009 (September 8, 2009)
Wyndham Worldwide Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification Number)

22 Sylvan Way	07054
Parsippany, NJ	(Zip Code)
(Address of Principal
Executive Office)
Registrant’s Telephone Number, Including Area Code: (973) 753-6000
None
(Former Name or Former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 8, 2009, Wyndham Worldwide Corporation (the “Company”) issued a press release announcing that Thomas Conforti, age 50, has been appointed Chief Financial Officer of the Company. In connection with Mr. Conforti’s appointment as Chief Financial Officer, the Company has entered into an employment agreement with Mr. Conforti. Mr. Conforti’s agreement has a three-year term ending on September 8, 2012. Mr. Conforti’s agreement provides for a minimum base salary of $525,000, an annual incentive award with a target amount equal to 100% of his base salary (subject to certain terms and conditions, including the Company’s attainment of performance goals established by the Company’s Compensation Committee), 2009 annual incentive compensation equal to $175,000, an initial grant of restricted stock units with an aggregate grant date value equal to $1,500,000, vesting in equal installments on each of the first four anniversaries of the grant date, additional grants of long-term incentive awards on terms as determined by the Company’s Compensation Committee and subject to the Company’s Amended and Restated 2006 Equity and Incentive Plan, and employee benefits and perquisites generally available to the Company’s executive officers.
Mr. Conforti’s agreement provides that if his employment is terminated by the Company without “cause” or due to a “constructive discharge” (each, as defined in the agreement), he will be entitled to a lump-sum payment equal to 200% of the sum of (i) his then-current base salary, plus (ii) an amount equal to the highest annual incentive compensation award paid to Mr. Conforti with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the amount in clause (ii) exceed 100% of Mr. Conforti’s then-current base salary or be less than $525,000). In addition, in the event of a termination of employment without “cause” or due to a “constructive discharge,” (i) all of Mr. Conforti’s then-outstanding time-based equity awards that would otherwise vest within one year following termination will vest and any such award that is a stock option or stock appreciation right will remain exercisable until the earlier of two years following termination and the original expiration date of such award, and (ii) all of Mr. Conforti’s performance-based long term incentive awards (including restricted stock units but excluding stock options and stock appreciation rights) will vest and be paid on a pro-rata basis, subject to the achievement of the applicable performance goals, based upon the portion of the full performance period during which Mr. Conforti was employed by the Company plus 12 months (or, if less, assuming employment for the entire performance period remaining after Mr. Conforti’s termination).
The agreement provides for customary restrictive covenants including non-competition and non-solicitation covenants effective during the period of employment and (i) for one year following termination of employment, if Mr. Conforti’s employment terminates for any reason after expiration of the term of the employment agreement, or (ii) for two years following termination of employment for any reason, if Mr. Conforti’s employment terminates during the three-year term of the employment agreement.
Prior to joining the Company, from 2002 to 2008, Mr. Conforti was the chief financial officer of DineEquity Inc., the publicly-held company which is the franchisor and operator of restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. Earlier in his career, Mr. Conforti held a number of general management, financial and strategic roles over a ten-year period in the Consumer Products Division of the Walt Disney Company. He also held numerous finance and strategy roles within the College Textbook Publishing Division of CBS and the Soft Drink Division of Pepsico. Mr. Conforti earned a B.A. in Economics from the University of Connecticut and an M.B.A. from New York University.

A copy of the press release announcing Mr. Conforti’s appointment is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished with this report.

Exhibit No.	Description
Exhibit 99.1	Press Release, dated September 8, 2009, announcing the appointment of Thomas G. Conforti as Chief Financial Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
Date: September 8, 2009	By:	/s/ Scott G. McLester
Scott G. McLester
General Counsel

WYNDHAM WORLDWIDE CORPORATION
CURRENT REPORT ON FORM 8-K
Report dated September 8, 2009
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release, dated September 8, 2009, announcing the appointment of Thomas G. Conforti as Chief Financial Officer.